UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 1, 2015

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Officer Performance Incentive Plan

On December 1, 2015, Marten Transport, Ltd.’s Compensation Committee of the Board of Directors approved and adopted the Amended and Restated Executive Officer Performance Incentive Plan effective January 1, 2016. The original Executive Officer Performance Incentive Plan provided for the establishment of a bonus pool for executive officers if the diluted net income per share, determined in accordance with generally accepted accounting principles, prior to accounting for the aggregate value of vesting Performance Unit Awards, the aggregate value of the Bonus Awards and the related tax effects, in the award year is 110% or more of the diluted net income per share in the prior year. The Amended and Restated Executive Officer Performance Incentive Plan leaves the terms of the original plan unchanged, except that the bonus pool will be based upon the percentage change in net income instead of diluted net income per share.

The foregoing description of the Amended and Restated Executive Officer Performance Incentive Plan is qualified in its entirety by reference to the Amended and Restated Executive Officer Performance Incentive Plan, a copy of which is attached to this report as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

Not Applicable.

(b)       Pro Forma Financial Information.

Not Applicable.

(c)       Shell Company Transactions.

Not Applicable.

(d)       Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Officer Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: December 4, 2015	By	/s/ James J. Hinnendael
James J. Hinnendael
		Its:	Executive Vice President and Chief Financial Officer

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MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Executive Officer Performance Incentive Plan

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